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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 19, 2002, except as to note 25 which is as of March 18, 2002, relating to the financial statements, which appears in Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
May 17, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS